Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C SECTION 1350

The undersigned, Dr. Michael J. Hartnett, the President and Chief Executive Officer of RBC Bearings Incorporated (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)            the Quarterly Report on Form 10-Q for the period ended June 30, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2007
/s/ DR. MICHAEL J. HARTNETT
Dr. Michael J. Hartnett
President and Chief Executive Officer